UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2026

LIVE OAK BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

North Carolina			001-37497	26-4596286
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

1741 Tiburon Drive,	Wilmington,	NC		28403
(Address of principal executive offices)				(Zip Code)
Registrant’s Telephone Number, Including Area Code: (910) 790-5867

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, no par value per share	LOB	New York Stock Exchange LLC
Depositary Shares, Each Representing a 1/40th Interest in a Share of 8.375% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value per share	LOB/PA	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On January 21, 2026, Live Oak Bancshares, Inc. (the “Company”) announced financial results for the fourth quarter ended December 31, 2025. A copy of the press release announcing the Company’s results for the fourth quarter is attached as Exhibit 99.1 hereto and incorporated by reference herein.
The information contained in this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 21, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVE OAK BANCSHARES, INC.

Date: January 21, 2026	By:	/s/ Walter J. Phifer
Walter J. Phifer Chief Financial Officer
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